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                                                                     EXHIBIT 2.2

List of omitted schedules to the Agreement and Plan of Merger, dated September 15, 2003, by and among The Elder-Beerman Stores Corp., The Bon-Ton Stores, Inc. and Elder Acquisition Corp.

The Elder-Beerman Stores Corp. Disclosure Letter

     Section 4.01        Organization and Qualification of The Elder-Beerman
                         Stores Corp.

     Section 4.02        Capitalization of The Elder-Beerman Stores Corp.

     Section 4.04        Non-Contravention; Approvals and Consents

     Section 4.05 SEC Reports and Financial Statements of The Elder-Beerman Stores Corp.

     Section 4.06        Absence of Certain Changes or Events

     Section 4.07        Absence of Undisclosed Liabilities

     Section 4.08        Legal Proceedings

     Section 4.11        Compliance with Agreements; Certain Agreements

     Section 4.12        Taxes

     Section 4.13        Employee Benefit Plans; ERISA

     Section 4.14        Labor Matters

     Section 4.15        Environmental Matters

     Section 4.16        Real Property of The Elder-Beerman Stores Corp.

     Section 4.17        Intellectual Property Rights

     Section 4.18        Insurance

     Section 6.01        Covenants of The Elder-Beerman Stores Corp.

     Section 7.06        Performance Incentive Plan of The Elder-Beerman
                         Stores Corp.

The Bon-Ton Stores, Inc. Disclosure Letter

     Schedule 5.01 Organization and Qualification of The Bon-Ton Stores, Inc. and Elder Acquisition Corp.